EXHIBIT 99.1

PRESS RELEASE

                                                                                                                                             Contact:
                                                                                                                                           Trisha Tuntland
                                                                                                                                          Manager of Investor Relations
                                                                                                                                          Cabot Microelectronics Corporation
                                                                                                                                             (630) 499-2600

CABOT MICROELECTRONICS CORPORATION REPORTS RESULTS FOR
FOURTH QUARTER AND FULL FISCAL YEAR 2014

•	Record Quarterly Revenue of $116.3 Million; Gross Profit Margin of 49.1 Percent; Earnings Per Share of $0.65
•
Annual Revenue of $424.7 Million; Gross Profit Margin of 47.8 Percent, Non-GAAP 48.3 Percent Excluding Second Quarter Asset Impairment Charge; Earnings Per Share of $2.04, Non-GAAP $2.10 Excluding Impairment

•	Cash Balance of $284.2 Million at Year End, After Total Share Repurchases of $53.0 Million in Fiscal 2014

AURORA, IL, October 23, 2014 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, today reported financial results for its fourth quarter and full fiscal year 2014, which ended September 30.

Total revenue during the fourth fiscal quarter was $116.3 million, which represents a record quarterly revenue level for the company.  The company generated 3.9 percent revenue growth from its CMP consumables products for semiconductor applications compared to the same quarter last year.  This included record quarterly revenue in its Tungsten, Pads and Aluminum product areas, which grew 13.3 percent, 14.0 percent and 15.6 percent year-over-year, respectively.  The company achieved a gross profit margin of 49.1 percent of revenue in the fourth fiscal quarter and diluted earnings per share of $0.65.  For the full fiscal year, the company recorded revenue of $424.7 million, including record revenue in its Pads, Aluminum and Advanced Dielectrics product areas.  However, overall revenue decreased by 2.0 percent for the year, primarily driven by lower sales from the company's QED Technologies business, which is primarily capital equipment-oriented, and its Data Storage product areas.  The company recorded a gross profit margin of 47.8 percent of revenue for the full fiscal year, which includes a 50 basis point adverse effect resulting from a $2.1 million asset impairment charge recorded during the second fiscal quarter.  Excluding the impairment, non-GAAP gross profit margin for the year was 48.3 percent.  The company recorded diluted earnings per share of $2.04 for the full fiscal year, which includes a $0.06 adverse impact due to the asset impairment.  Excluding the impairment, non-GAAP earnings per share for the year were $2.10.  As of September 30, 2014, the company's balance sheet reflects a cash balance of $284.2 million, which is $18.6 million higher than in the prior quarter and $58.1 million higher than last year, and $172.8 million of debt outstanding.

"We are pleased with our strong financial performance for the quarter, including record revenue, and solid results for the full fiscal year, despite a number of headwinds, including soft semiconductor industry conditions in the first half of the year", said William Noglows, Chairman and CEO of Cabot Microelectronics.  "The fiscal year was highlighted by record revenue from our Pads, Aluminum and Advanced Dielectrics product areas.  Furthermore, we believe the seven supplier excellence awards we earned during the fiscal year, including awards from Samsung and Intel, two of our most strategic customers, continue to demonstrate our ability to deliver innovative, high-quality, high-performing and reliable CMP products and solutions."

Mr. Noglows continued, "Technology node progression and new chip architectures continue to introduce new CMP challenges that we believe represent growth opportunities for our CMP consumables business.  We remain focused on supporting our customers by closely collaborating with technology leaders, and we intend to continue to develop game-changing technology, while leveraging our extensive global infrastructure and our distinctive expertise in supply chain management and quality systems.  As we enter fiscal year 2015, sentiment regarding near term semiconductor industry demand seems somewhat mixed.  Historically, we experience some seasonal softening of demand in our first fiscal quarter, and we are beginning to experience that now.  However, we remain confident in our ability to execute our strategies and continue to provide value to our shareholders over a range of industry and macroeconomic environments."

Key Financial Information

The company's record revenue of $116.3 million in the fourth fiscal quarter represents a slight increase from the same quarter last year, on 3.9 percent revenue growth from the company's IC CMP consumables products, mainly offset by lower revenue from the company's QED Technologies and Data Storage product areas.  In particular, the company achieved record revenue in its Tungsten, Pads and Aluminum product areas this quarter, and revenue from its Advanced Dielectrics product area also grew compared to the same quarter last year.

Total revenue for the full fiscal year was $424.7 million, which represents a 2.0 percent decrease from $433.1 million in fiscal 2013.  Revenue from the company's IC CMP consumables products grew slightly compared to the previous year, and the company achieved record annual revenue in its Pads, Aluminum and Advanced Dielectrics product areas, as well as growth in its Tungsten product area.  However, full year revenue results were adversely impacted by lower revenue from QED Technologies and the company's Data Storage product areas.  Foreign exchange effects also reduced revenue by $2.4 million, primarily due to the weaker Japanese yen versus the U.S. dollar.

Gross profit, expressed as a percentage of revenue, was 49.1 percent this quarter, compared to 50.9 percent in the same quarter a year ago.  Compared to the year ago quarter, gross profit percentage decreased primarily due to higher variable manufacturing costs, including higher raw material costs, partially offset by a higher valued product mix.

Gross profit margin for the full fiscal year was 47.8 percent of revenue, which includes a $2.1 million asset impairment charge related to certain manufacturing assets recorded during the second fiscal quarter.  Excluding the impairment charge, non-GAAP gross profit was 48.3 percent of revenue.  The company's full year guidance range was 48 to 50 percent of revenue.  Gross profit margin decreased from 49.0 percent of revenue in fiscal 2013, primarily due to higher variable manufacturing costs, including higher raw material costs, and the asset impairment, partially offset by benefits associated with foreign exchange rate changes.  For full fiscal year 2015, the company currently expects its gross profit margin to be between 48 and 50 percent of revenue.

Operating expenses, which include research, development and technical, selling and marketing, and general and administrative expenses, were $34.1 million in the fourth fiscal quarter, or 3.8 percent lower than the $35.5 million reported in the same quarter a year ago, primarily due to lower staffing related expenses, including incentive compensation costs, partially offset by higher professional fees.

For the full year, total operating expenses were $131.3 million, which is $4.4 million lower than last year.  The decrease was driven by lower staffing related costs, including incentive compensation costs, partially offset by higher professional fees.  The company's guidance range for full fiscal year 2014 was $127 million to $131 million.  The company currently expects its operating expense for full fiscal year 2015 to be between $132 million and $137 million.  The expected increase is primarily due to anticipated higher staffing related costs; the midpoint of this range represents a 2.4 percent increase versus fiscal 2014.

Net income for the quarter was $16.0 million, up from $15.5 million reported in the same quarter last year.  Net income was higher primarily due to a lower effective tax rate and lower operating expenses, partially offset by a lower gross profit margin.  Net income for the full fiscal year was $50.8 million.  Excluding the asset impairment, non-GAAP net income was $52.2 million, which is down from $52.6 million in fiscal 2013.

Diluted earnings per share were $0.65 this quarter, compared to $0.64 reported in the fourth quarter of fiscal 2013.  Earnings per share for full fiscal year 2014 were $2.04, or $2.10 on a non-GAAP basis, excluding the asset impairment charge, compared to $2.19 last year.

As previously disclosed, prior year net income and diluted earnings per share referenced above were revised versus the company's original disclosure.  Please refer to the company's Report on form 10-Q for the quarter ended June 30, 2014, which was filed in August, and Report on form 10-K for the fiscal year ended September 30, 2014, which the company intends to file with the SEC in November.

CONFERENCE CALL
Cabot Microelectronics Corporation's quarterly earnings conference call will be held today at 9:00 a.m. Central Time.  The conference call will be available via live webcast and replay from the company's website, www.cabotcmp.com, or by phone at (844) 825-4410.  Callers outside the U.S. can dial (973) 638-3236.  The conference code for the call is 15316704.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company's website.

USE OF NON-GAAP FINANCIAL INFORMATION
The company presented the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission:  gross profit margin, net income and diluted earnings per share excluding the effects of an asset impairment charge related to certain manufacturing assets the company recorded in its second fiscal quarter.  The non-GAAP financial information provided in this press release is a supplement to, and not a substitute for, the company's financial results presented in accordance with U.S. GAAP.  These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations.  Specifically, the company believes the asset impairment charge is not indicative of its core operating results, and thus presents its gross profit margin, net income and diluted earnings per share excluding the effects of such asset impairment charge.  The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP.  A reconciliation table of GAAP to non-GAAP gross profit percentage, net income and diluted earnings per share is contained in this press release.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  Since becoming an independent public company in 2000, the company has grown to approximately 1,050 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Manager of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; and the construction and operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2014 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2013, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Revenue	$116,337	$108,358	$116,266	$424,666	$433,131

Cost of goods sold	59,209	56,632	57,143	221,573	221,015

Gross profit	57,128	51,726	59,123	203,093	212,116

Operating expenses:

Research, development & technical	15,051	15,368	15,835	59,354	61,373

Selling & marketing	6,846	6,489	7,360	26,513	27,985

General & administrative	12,236	11,380	12,270	45,418	46,287

Total operating expenses	34,133	33,237	35,465	131,285	135,645

Operating income	22,995	18,489	23,658	71,808	76,471

Interest expense	807	832	911	3,354	3,643

Other income (expense), net	(448)	(132)	(173)	140	1,392

Income before income taxes	21,740	17,525	22,574	68,594	74,220

Provision for income taxes	5,694	4,223	7,099	17,843	21,642

Net income	$16,046	$13,302	$15,475	$50,751	$52,578

Income available to common shareholders	$15,831	$13,126	$15,271	$50,309	$52,072

Basic earnings per share	$0.67	$0.55	$0.66	$2.12	$2.27

Weighted average basic shares outstanding	23,500	23,753	23,041	23,704	22,924

Diluted earnings per share	$0.65	$0.53	$0.64	$2.04	$2.19

Weighted average diluted shares outstanding	24,334	24,613	23,994	24,611	23,760

The Consolidated Statements of Income for the three and twelve months ended September 30, 2013 have been revised to reflect certain non-material adjustments related to prior periods.

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	September 30,	September 30,
	2014	2013
ASSETS:

Current assets:
Cash and cash equivalents	$284,155	$226,029
Accounts receivable, net	60,693	54,640
Inventories, net	64,979	63,786
Other current assets	18,166	18,343
Total current assets	427,993	362,798

Property, plant and equipment, net	100,821	111,985
Other long-term assets	72,353	76,809
Total assets	$601,167	$551,592

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$15,304	$16,663
Current portion of long-term debt	8,750	10,938
Accrued expenses, income taxes payable and other current liabilities	31,394	40,620
Total current liabilities	55,448	68,221

Long-term debt, net of current portion	164,063	150,937
Other long-term liabilities	9,654	8,992
Total liabilities	229,165	228,150

Stockholders' equity	372,002	323,442
Total liabilities and stockholders' equity	$601,167	$551,592

The Condensed Consolidated Balance Sheet at September 30, 2013 has been revised to reflect certain non-material adjustments related to prior periods.

CABOT MICROELECTRONICS CORPORATION
Reconciliation of Non-GAAP Financial Measures

The following presents reconciliation of the non-GAAP financial measures included in the Cabot
Microelectronics Corporation press release dated October 23, 2014.

Reconciliation of Non-GAAP Gross Profit Percentage

	Twelve Months Ended
	September 30,	September 30,
	2014	2013

GAAP gross profit %	47.8%	49.0%
Impact of asset impairment charge on gross profit %	0.5%	-
Gross profit % excluding asset impairment charge	48.3%	49.0%

Reconciliation of Non-GAAP Net Income Presentation

	Twelve Months Ended
	September 30,	September 30,
	2014	2013

GAAP net income	$50,751	$52,578
Impact of asset impairment charge on net income	1,475	-
Net income excluding asset impairment charge	$52,226	$52,578

Reconciliation of Non-GAAP Diluted Earnings Per Share (EPS) Presentation

	Twelve Months Ended
	September 30,	September 30,
	2014	2013

GAAP diluted EPS	$2.04	$2.19
Impact of asset impairment charge on diluted EPS	0.06	-
Diluted EPS excluding asset impairment charge	$2.10	$2.19